Exhibit 11

                     MICRON TECHNOLOGY, INC.

                 Computation of Per Share Earnings
        (Amounts in millions except for per share amounts)



                                           February 29,       March 2,
For the quarter ended                          1996            1995
----------------------------------------------------------------------
PRIMARY

  Weighted average shares outstanding            207.3          204.6
  Net effect of dilutive stock options             7.9            8.2
                                              --------       --------
  Total shares                                   215.2          212.8
                                              ========       ========

  Net income                                  $  188.2       $  183.5
                                              ========       ========

  Primary earnings per share                     $0.87          $0.86
                                                 =====          =====


FULLY DILUTED

  Weighted average shares outstanding            207.3          204.6
  Net effect of dilutive stock options             7.9            9.7
                                              --------       --------
  Total shares                                   215.2          214.3
                                              ========       ========

  Net income                                  $  188.2       $  183.5
                                              ========       ========

  Fully diluted earnings per share               $0.87          $0.86
                                                 =====          =====

                           Exhibit 11

                     MICRON TECHNOLOGY, INC.

                 Computation of Per Share Earnings
        (Amounts in millions except for per share amounts)



                                           February 29,       March 2,
For the six months ended                       1996            1995
----------------------------------------------------------------------
PRIMARY

  Weighted average shares outstanding            207.0          204.3
  Net effect of dilutive stock options             9.4            7.3
                                              --------       --------
  Total shares                                   216.4          211.6
                                              ========       ========

  Net income                                  $  516.7       $  342.8
                                              ========       ========

  Primary earnings per share                     $2.39          $1.62
                                                 =====          =====


FULLY DILUTED

  Weighted average shares outstanding            207.0          204.3
  Net effect of dilutive stock options             9.4            9.3
                                              --------       --------
  Total shares                                   216.4          213.6
                                              ========       ========

  Net income                                  $  516.7       $  342.8
                                              ========       ========

  Fully diluted earnings per share               $2.39          $1.61
                                                 =====          =====



                                   18